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                                                                      EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


Each of the undersigned hereby certifies, in his capacity as an officer of Peregrine Pharmaceuticals, Inc. (the "Company"), for purposes of 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:


         (1) the quarterly report of the Company on Form 10-Q for the period ended January 31, 2004 fully complies with the requirements of Section 13(a) or
Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

         (2) the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:    March 12, 2004
         --------------

/s/ Steven W. King
-------------------------------------
Steven W. King
PRESIDENT AND CHIEF EXECUTIVE OFFICER



/s/ Paul J. Lytle
-------------------------------------
Paul J. Lytle
CHIEF FINANCIAL OFFICER



A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO PEREGRINE PHARMACEUTICALS, INC. AND WILL BE RETAINED BY PEREGRINE PHARMACEUTICALS, INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.